FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT to Lease Agreement (the "First Amendment") is made and entered into this 11 day of December, 2015, effective as of December 1, 2015, by and between SCHOELL MARINE INC., A FLORIDA CORPORATION ("Landlord") and CYCLONE POWER TECHNOLOGIES INC., A FLORIDA CORPORATION ("Tenant");

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into that certain Florida Commercial Lease Agreement dated January 1, 2015 (the "Lease") with respect to the premises more commonly known as 601 NE 26th Court, Pompano Beach, FL 33064 (the "Property"); and

WHEREAS, Landlord has entered into a contract to sell the Property to EZCP Investments LLC, a Florida limited liability company ("EZCP") and as part of that contract, Landlord and EZCP have agreed to an assignment of the Lease, with amended terms as set forth herein;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The above recitals are true and correct.

2. The first sentence of Section 2(A) of the Lease is hereby amended to read as follows:

> "Tenant shall pay to Landlord during the Initial Term of the Lease, a base monthly rental of $5,300.00, **inclusive** of any sales tax due (the "Base Rent")."

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3. The last sentence of Section 2(A) of the Lease is hereby amended to read as follows:

> "Tenant shall also pay to Landlord, upon the execution of the First Amendment, a Security Deposit in the amount of $5,300.00."

4. The Second paragraph of Section 2(A) of the Lease is hereby deleted.

5. Section 2(B) of the Lease is hereby amended to read as follows:

> "The monthly base rental for any renewal lease term, as permitted under this Lease, shall be the Base Rent increased by two percent (2%)."

6. The last sentence of Section 2(B) of the Lease is hereby deleted.

7. The first sentence of Section 4 of the Lease is hereby amended to read as follows:

> "Tenant shall have the right to assign the Lease after obtaining written consent from Landlord, to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant's assets."

8. Section 8(C) of this Lease is amended to remove Landlord. Landlord shall have no obligations under this section.

9. The first sentence of Section 10 of the Lease is hereby amended to read as follows:

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"Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant and approved by landlord in its reasonable discretion, any signs which are permitted by applicable zoning ordinances and private restrictions."

10. Section 15 of the Lease is hereby amended to change the time periods in said section from thirty (30) days to fifteen (15) days.

11. Section 15 of the Lease is hereby amended to add a second paragraph that reads as follows:

"If Tenant fails to pay Base Rent by the fifth (5th) day of the month, Tenant shall also owe to landlord, a late fee of five percent (5%) of the outstanding amount then due."

12. Section 19 of the Lease is hereby amended to read as follows:

"A security deposit in the amount of $5,300.00, as stated in section 2(A), shall be held by EZCP in a non-interest bearing account."

13. Section 27 of the Lease is hereby amended to read as follows:

"If there is a default with respect to any of Landlord's covenants, warranties or representations under this lease, and if such default, other than the payment of rent, continues for more than thirty (30) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such

expenditures. If this Lease terminates prior to Tenant's receiving full reimbursement, Landlord shall pay the unreimbursed balance to Tenant."

14. A new section "31" shall be added to the Lease and shall read as follows:

"31. Litigation

The prevailing party to any proceeding brought to interpret or enforce this Lease or any amendment thereto shall be entitled to recover from the non-prevailing party, its reasonable attorney's fees and costs, including trial and appellate fees and costs."

15. A new section "32" shall be added to the Lease and shall read as follows:

"32. Recording

Tenant shall not record the Lease in the public records."

16. All other terms, conditions and agreements of Tenant set forth in the Lease not expressly amended hereunder shall remain in full force and effect.

17. **REPRESENTATIONS AND WARRANTIES OF TENANT:**

Tenant hereof represents and warrants to Landlord, its successors and/or assigns, (each of which representations and warranties is a material inducement given to Landlord to enter into this First Amendment), as follows:

a) Tenant has full power and authority to enter into this First Amendment; Tenant is a validly existing Florida corporation in good

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standing; and Tenant has been authorized by all requisite corporate action to enter in this First Amendment;

b) That this First Amendment, once executed by Tenant, is fully enforceable against Tenant in accordance with its terms.

c) Landlord is not in default under any provision of the Lease. Tenant has no offsets or claims against Landlord under the Lease.

IN WITNESS WHEREOF, the parties have executed this First Amendment the day and year first above written, effective December 1, 2015

WITNESSES:

Print Name Michael Atherton
(As to all)

Lois Spowal
Print Name Lois Spowal
(As to all)

LANDLORD:

Schoell Marine, Inc. a Florida Corporation

By: ________________
Harry L. Schoell, President

TENANT:

Cyclone Power Technologies Inc., a Florida corporation

By: ________________
Frankie Fruge, President 5-5

STATE OF FLORIDA
COUNTY OF BROWARD

The foregoing instrument was acknowledged before me this 11 day of December, 2015, by Harry L. Schoell who is personally known to me or has produced ____________ as identification and ☐ did ☐ did not take an oath.

SEAL

____
Notary Public

Printed Notary Name

MICHAEL O. ALBERTINE
Notary Public - State of Florida
My Comm. Expires Jun 4, 2018
Commission # FF 119188
Bonded Through National Notary Assn.

My commission expires:

STATE OF FLORIDA
COUNTY OF BROWARD

The foregoing instrument was acknowledged before me this 11 day of December, 2015, by Frankie Fruge who is personally known to me or has produced ____________ as identification and ☐ did ☐ did not take an oath.

SEAL

____
Notary Public

Printed Notary Name

MICHAEL O. ALBERTINE
Notary Public - State of Florida
My Comm. Expires Jun 4, 2018
Commission # FF 119188
Bonded Through National Notary Assn.

My commission expires:

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE is made and entered into this 11th day of December, 2015, by and between **Schoell Marine, Inc., a Florida Corporation** ("Assignor"), and **EZCP Investments LLC, a Florida limited liability company** ("Assignee").

***WITNESSETH*:**

WHEREAS, Assignor and Assignee have entered into that certain Commercial Contract "Effective Date" of October 21, 2015, as amended (the "Contract"), for the sale of that certain parcel of improved real estate, with address of 601 NE 26th Court, Pompano Beach, FL 33064, the legal description to which is attached as Exhibit "A" (the "Property"); and

WHEREAS, previous to the above acquisition of the Property by Assignee, Assignor entered into that certain Commercial Lease Agreement with Cyclone Power Technologies Inc., dated January 1, 2015, as amended by the First Amendment to Lease Agreement of even date hereof (the "Lease") for the period commencing on January 1, 2015 and ending on December 31, 2016, a copy of which is attached hereto as Exhibit "B"; and

WHEREAS, Assignor desires to assign the Lease to Assignee and Assignee agrees to accept such assignment according to the terms and conditions set forth in the Lease;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration given by Assignee to Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns and transfers unto Assignee all of Assignor's rights, title and interest in and to the Lease, subject to its terms and conditions, and Assignee hereby accepts the Lease, subject to such terms and conditions.

Assignor further covenants that it is sole owner of the Lease; that the Lease is unencumbered by any liens, judgments or claims; and that the Lease is not in default. This Assignment shall not be recorded.

IN WITNESS WHEREOF, the parties hereto have executed the Assignment of Lease the day and year first above written.

WITNESSES:

Print Name ____________________
(As to all)

Print Name Lois Sowal
(As to all)

ASSIGNOR:

Schoell Marine, Inc. a Florida Corporation

By: ____________________
Harry L. Schoell, President

ASSIGNEE:

EZCP Investments, LLC, A Florida Limited Liability Company

By: ____________________
Zaira Papageorgiou, Manager

STATE OF FLORIDA)
COUNTY OF BROWARD)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared Zaira Papageorgiou known to me to be he person(s) described in and who executed the foregoing instrument, who produced a drivers license as identification, and who acknowledged before me that he executed the same freely and voluntarily.

WITNESS my hand and official seal in the County and State last aforesaid this 11th day of December, 2015.

____
Notary Public

MICHAEL O. ALBERTINE
Notary Public - State of Florida
My Comm. Expires Jun 4, 2018
Commission # FF 119188
Bonded Through National Notary Assn.

STATE OF FLORIDA)
COUNTY OF BROWARD)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared Harry L. Schoell, known to me to be he person(s) described in and who executed the foregoing instrument, who produced a drivers license as identification, and who acknowledged before me that he executed the same freely and voluntarily.

WITNESS my hand and official seal in the County and State last aforesaid this 11th day of December, 2015.

____
Notary Public

NOTARY PUBLIC STATE OF FLORIDA

MICHAEL D. ALBERTINE
Notary Public - State of Florida
My Comm. Expires Jun 4, 2018
Commission # FF 119188
Bonded Through National Notary Assn.

Acknowledgement of Assignment and Agreement to Attorn to New Landlord

The undersigned acknowledges and agrees to the above Assignment of Lease and further agrees to abide by all of the terms and conditions of the Lease and to attorn to EZCP Investments, LLC, a Florida limited liability company, as the new landlord thereunder.

Cyclone Power Technologies Inc., a Florida corporation

By: ______________________
Frankie Fruge, President

STATE OF FLORIDA
COUNTY OF BROWARD

The foregoing instrument was acknowledged before me this 11 day of December, 2015, by Frankie Fruge who is personally known to me or has produced ______________ as identification and ☐ did ☐ did not take an oath.

SEAL

____
Notary Public

____
Printed Notary Name

My commission expires:

MICHAEL O. ALBERTINE
Notary Public - State of Florida
My Comm. Expires Jun 4, 2018
Commission # FF 119188
Bonded Through National Notary Assn.

Florida Commercial Lease Agreement

This Commercial Lease Agreement ("Lease") is made and effective January 1, 2015, by and between SCHOELL MARINE INC. ("Landlord") and CYCLONE POWER TECHNOLOGIES INC. ("Tenant").

Landlord is the owner of land and improvements, commonly known and numbered as 601 NE 26TH COURT, POMPANO BEACH FL 33064., and related commercial equipment installed thereon.

Landlord desires to lease the Leased Premises and equipment to Tenant, and Tenant desires to lease the Leased Premises and equipment from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Term.

A. Landlord hereby leases the Leased Premises and equipment to Tenant, and Tenant hereby leases the same from Landlord, for an "Initial Term" beginning January 1, 2015 and ending December 31, 2016..

B. Tenant may renew the Lease for one extended term of 1 YEAR. Thereafter, the renewal term will be "month by month". Tenant shall exercise such renewal option, if at all, by giving written notice to Landlord not less than ninety (90) days prior to the expiration of the Initial Term. The renewal term shall be at the rental set forth below and otherwise upon the same covenants, conditions and provisions as provided in this Lease.

2. Rental.

A. Tenant shall pay to Landlord during the Initial Term rental of $60,000 per year, payable in installments of $5,000.00 per month. Each installment payment shall be due in advance on the first day of each calendar month, during the lease term to Landlord at 601 NE 26TH COURT POMPANO BEACH FL 33064 or at such other place designated by written notice from Landlord or Tenant.. Tenant shall also pay to Landlord a "Security Deposit" in the amount of $0.

Additionally, tenant will rent from landlord, all the Schoell Marine Inc. equipment that is included on the premises at inception of the lease for $2,000.00 per month, on the same basis and terms, as the premises lease. A separate itemized list has been provided tenant.

B. The rental for any renewal lease term, as permitted under this Lease, shall be the base premises rent increased by the change in the consumer price index (CPI) effective as of the date of the lease renewal. There is no change in the equipment lease rate.

3. Use

Tenant shall only use the Leased Premises and equipment for legal commercial purposes.

4. Sublease and Assignment.

Tenant shall have the right without Landlord's consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant's assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord's consent, such consent not to be unreasonably withheld or delayed.

5. Repairs.

During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises and equipment. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease.

6. Alterations and Improvements.

Tenant, at Tenant's expense, shall have the right following Landlord's consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during

the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense.

7. Property Taxes.

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Leased Premises.

8. Insurance.

A. If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

B. Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

C. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant's policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building.

9. Utilities.

Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant's pro rata share of the charges. Tenant shall pay such amounts within fifteen (15) days of invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilizes excessive electrical energy or which may, in Landlord's reasonable opinion, overload the wiring or interfere with electrical services to other tenants.

10. Signs.

Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

11. Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

12. Parking.

During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord.

13. Building Rules.

Tenant will comply with the rules of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing.

14. Damage and Destruction.

Subject to Section 8 A. above, if the Leased Premises, or any part thereof or any appurtenance thereto, or lease equipment, is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant's purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage enumerated as to premises or leased equipment, In the event of minor damage to any part of the Leased Premises or equipment, and if such damage does not render the Leased Premises unusable for Tenant's purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions , inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant's reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant's purposes.

15. Default.

If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for fifteen (30) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

16. Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

17. Condemnation.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

18. Subordination.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Building, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or returning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein require d to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

19. Security Deposit.

There is no required Security Deposit.

20. Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to Landlord to: Schoell Marine, 601 NE 26TH COURT POMPANO BEACH FL 33064

If to Tenant to: CYCLONE POWER TECHNOLOGIES IN, [601 NE 26TH COURT POMPANO BEACH FL 33064

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

21. Brokers.

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease.

22. Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

23. Memorandum of Lease.

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

24. Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

25. Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

26. Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

27. Performance.

If there is a default with respect to any of Landlord's covenants, warranties or representations under this Lease, and if the default continues more than fifteen (30) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lesser of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant's receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

28. Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant's use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

29. Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

30. Governing Law.

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Florida.

IN WITNESS WHEREOF, the parties have executed this Lease effective of the day and year first above written.

[Landlord]

Title PRESIDENT Date 1/3/15

CYCLONE POWER TECHNOLOGIES INC
[Tenant]

By Bruce Schames

Title -CFO Date 1/1/15